SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                                January 15, 2003
                                ----------------
                                 Date of Report

                            RMED International, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

Colorado                            0-14696                        84-0898302
--------                            -------                        ----------
(State of Incorporation)     (Commission File Number)           (I.R.S. Employer
                                                                 Identification)

                              675 Industrial Blvd.
                                 Delta, CO 81416
                                 ---------------
                          (Address of Principal Office)

                                 (970) 874-7536
                                 --------------
                         (Registrant's Telephone Number)


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Item 5 - OTHER EVENTS

RMED International, Inc. announces a proposed settlement of a federal class action lawsuit against Gristede's Foods, Inc. (formerly Sloan's Supermarkets, Inc.) and John A. Catsimatidis. The suit was initiated to recover damages based on the defendants' failure to disclose, in its public filings and otherwise, the existence of an investigation by the Federal Trade Commission regarding the concentration of supermarkets by entities owned or controlled by the defendants. RMED International, Inc. was designated class representative.

RMED believes that the essential terms and conditions of the proposed settlement are fair and reasonable under all of the circumstances. The action involved complex issues of law and fact and novel theories of damages, and as the trial progressed it became highly uncertain whether plaintiff would be able to establish liability or damages. The defendants continue to deny any and all wrongdoing, but nonetheless believed that a settlement was in their best interests taking into account the distraction, burden and expense of litigation fees and costs. The settlement is subject to the execution of a definitive settlement agreement and final approval by the United States District Court. Upon court approval of a definitive settlement agreement, the financial terms of the settlement will be determined.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2003                           RMED International, Inc.

                                                 By: /s/ Stu Brown
                                                 -------------------------------
                                                 Stu Brown, Vice-President & CFO


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